77q1

Incorporation by Reference  Putnam Global Equity Fund  Period ending
April 30, 2017

1. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 77 to the Registrants Registration Statement filed on February 28, 2017.